Exhibit 99.1

Voltari Announces Launch of Rights Offering

NEW YORK – February 27, 2015 Voltari Corporation (NASDAQ: VLTC) announced today it has commenced its previously announced rights offering of up to 4,300,000 shares of common stock to existing stockholders.

Under the terms of the rights offering, we will distribute to all stockholders of record as of February 13, 2015, rights to purchase 0.9027 shares of common stock for every share of common stock owned on the record date. The rights offering includes an over-subscription privilege, which permits each subscriber that exercises its basic subscription right in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. If a subscriber exercises its basic subscription right or over-subscription privilege to purchase less than 1,300,000 shares in the rights offering, the subscriber will pay a price of $0.97 per whole share. If a subscriber exercises its basic subscription right or over-subscription privilege to purchase 1,300,000 shares or more in the rights offering, the subscriber will pay a price of $1.36 per whole share. If the rights offering is fully subscribed by subscribers that each purchase less than 1,300,000 shares in this rights offering, Voltari anticipates receiving approximately $3.0 million in net proceeds. The rights offering is subject to certain subscription limitations and allocations, as further described in the rights offering documents. The rights offering will expire on March 18, 2015, unless extended by the Board of Directors.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission.

Each stockholder of record as of February 13, 2015 will receive by mail an information packet that explains the rights offering. Stockholders with specific questions are urged to contact D.F. King & Co., Inc., the information agent for the rights offering, at (866) 796-1290 (toll free) or, for banks and brokers, at (212) 493-3910.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of such state. The rights offering will be made only by means of a prospectus, copies of which will be mailed to all stockholders as of the record date. You may also request a copy of the prospectus by contacting the information agent for the rights offering, D.F. King & Co., Inc., at (866) 796-1290 (toll free) or, for banks and brokers, at (212) 493-3910.

About Voltari

Voltari empowers its customers (including brands, marketers and advertising agencies) to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, digital marketing and advertising solutions, primarily over smartphones and other mobile devices. Voltari makes use of advanced predictive analytics capabilities and real-time data management (including sophisticated data curation and modeling) as well as audience targeting services provided by third parties to deliver the right content to the right person at the right time. Voltari’s unique combination of technology, expertise and go-to-market approach delivers return-on-investment for our customers. For more information, visit http://www.voltari.com or follow @voltarimedia on Twitter.

Forward-Looking Statements

Statements made in this release and related statements that express Voltari’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements related to whether we will be successful in raising any capital in the rights offering and what proceeds we will receive in the rights offering. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These statements represent beliefs and expectations only as of the date they were made. Other uncertainties are described more fully in our filings with the Securities and Exchange Commission.

Investor Contact:

Jennifer Jarman

The BlueShirt Group

(415) 217-5866

jennifer@blueshirtgroup.com